Exhibit 21.1

                           List of Subsidiaries of
                            FREEPORT-McMoRan INC.

                                          Where        Name Under Which
          Entity                        Organized      It Does Business
          ------                        ---------      ----------------


Freeport-McMoRan Copper & Gold Inc.     Delaware            Same
   P.T. Freeport Indonesia Company      Indonesia and
                                        Delaware            Same

Freeport-McMoRan Resource Partners,     Delaware            Same
   Limited Partnership
   IMC-Agrico Company                   Delaware            Same